UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2008

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:           (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.                                          Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 8, 2008, IAC/InterActiveCorp (“IAC”) sent a notice to its directors and executive officers informing them of a blackout period with respect to IAC’s 401(k) plan (the “Plan”).  This blackout period, which is being implemented in connection with the changing of trustees and recordkeepers for the Plan, is currently expected to last from the close of business on December 23, 2008 until the week of January 12, 2009.  During this blackout period, (i) IAC’s directors and executive officers will be subject to restrictions with respect to transactions in IAC common stock and related equity securities and (ii) Plan participants will be unable to engage in certain transactions involving IAC common stock held in their Plan accounts, including exchange, distribution and loan transactions.

A copy of the blackout notice to IAC’s directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  During the blackout period and for a period of two years after the ending date of the blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting David Birnbaum, at IAC/InterActiveCorp, 555 West 18th Street, New York, NY, or at (212) 314-7244, to whom all inquiries regarding the blackout period should be directed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregory R. Blatt
	Name:	Gregory R. Blatt
	Title:	Executive Vice President and
General Counsel

Date: December 8, 2008